James D. Canafax Named Chief Legal Officer and Corporate Secretary at NuScale Power Canafax Brings Proven Legal Expertise and Corporate Leadership Experience in Nuclear, as well as the Broader Energy and Manufacturing Sectors CORVALLIS, Ore. – NuScale Power Corporation (NYSE: SMR), the industry-leading provider of proprietary and innovative advanced small modular reactor (SMR) nuclear technology, today announced the appointment of James D. Canafax as Chief Legal Officer and Corporate Secretary, effective October 20, 2025. Canafax brings to NuScale decades of legal experience, including within the nuclear industry as well as the broader energy and manufacturing sectors. He most recently served as General Counsel and Chief Compliance Officer at Maritime Partners, LLC, where he established the company’s legal department and supported strategic growth, regulatory compliance, and financing initiatives. Before joining Maritime Partners, Canafax served as Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary at BWX Technologies, Inc. (NYSE: BWXT), a leading supplier of nuclear components and services to the U.S. government and the commercial nuclear industry. In that role, he oversaw critical legal, compliance and corporate governance matters, managed complex mergers and acquisitions, high-profile litigation and regulatory interactions, and advised the Board and senior executives on corporate strategy. His tenure included extensive engagement with the U.S. Nuclear Regulatory Commission (NRC), U.S. Department of Energy, and U.S. Department of Defense, among other routine interactions with key regulatory bodies. “James is an outstanding addition to the NuScale leadership team,” said John Hopkins, NuScale President and Chief Executive Officer. “His extensive experience in the nuclear industry, deep familiarity with the regulatory environment and track record of guiding organizations through key growth periods make him uniquely suited to support NuScale at this important moment for our company. We look forward to his counsel as we continue leading our industry and driving toward the commercialization of our SMR technology.” Canafax said: “NuScale Power has established itself as a global leader in advancing safe, clean and reliable small modular reactor technology. It is the clear frontrunner in the SMR space as the only technology with design approval from the NRC, an important and impressive distinction. I am looking forward to assisting NuScale in its legal, compliance, governance, and business development efforts as it leads the way in deploying its SMR technology. It is a privilege to join the team, support its important mission and help power the future.” Canafax holds a Juris Doctor from Harvard Law School and a Bachelor of Science in International Trade and Finance from Louisiana State University. He has also completed the Massachusetts Institute of Technology’s Nuclear Reactor Technology Course for Executives. About NuScale Power Founded in 2007, NuScale Power Corporation (NYSE: SMR) is the industry-leading provider of proprietary and innovative advanced small modular reactor (SMR) nuclear technology, with a mission to help power the global energy transition by delivering safe, scalable, and reliable carbon-free energy. The NuScale Power Module™, the company’s groundbreaking SMR technology, is a small, safe, pressurized water reactor that can each generate 77 megawatts of electricity (MWe) or 250 megawatts thermal (gross), and can be scaled to meet customer needs through an array of flexible configurations up to 924 MWe (12 modules) of output. As the first and only SMR to have its designs certified by the U.S. Nuclear Regulatory Commission, NuScale is well-positioned to serve diverse customers across the world by supplying nuclear energy for electrical generation, data centers, district heating, desalination, commercial-scale hydrogen production, and other process heat applications. To learn more, visit NuScale Power’s website or follow us on LinkedIn, Facebook, Instagram, X, and YouTube. Forward Looking Statements This release may contain forward-looking statements (including without limitation statements containing words such as "will," "believes," "expects," “anticipates,” "plans" or other similar expressions). These forward-looking statements include statements relating to the commercialization of our SMR technology. Actual results may differ materially as a result of a number of factors, including, among other things, the Company’s liquidity and ability to raise capital; the Company's ability to receive new contract awards; the potential for cost overruns, project delays or other problems arising from project execution activities; our ability to obtain required regulatory approvals; and other risks and uncertainties that may be outside our control. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections. Additional information concerning these and other factors can be found in the Company's public periodic filings with the Securities and Exchange Commission (the “SEC”), including the general economic conditions and other risks, uncertainties and factors set forth in the section entitled “Cautionary Note Regarding Forward-Looking Statements” and “Summary of Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in subsequent filings with the SEC. The referenced SEC filings are available either publicly or upon request from NuScale's Investor Relations Department at ir@nuscalepower.com. The Company disclaims any intent or obligation other than as required by law to update the forward- looking statements. Media Contact Chuck Goodnight, Vice President, Business Development, NuScale Power media@nuscalepower.com Investor Contact Rodney McMahan, Senior Director, Investor Relations, NuScale Power ir@nuscalepower.com